UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

Super League Gaming, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203 Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLGG	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2023, Super League Gaming, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with accredited investors with respect to the sale of an aggregate of 1,025 shares of newly designated Series AA-3 Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of approximately $1,025,000 (the “Offering”).

In connection with the Offering, on April 28, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series AA-3 Preferred Stock (the “Series AA Certificate of Designation”), with the State of Delaware.

Each share of Series AA Preferred is convertible at the option of the holder, subject to certain beneficial ownership limitations and primary market limitations as set forth in each Series AA Certificates of Designation, into such number of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), equal to the number of Series AA Preferred to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion (the initial conversion price will be $0.475, subject to adjustment in the event of stock splits, stock dividends, and similar transactions). In addition, subject to beneficial ownership and primary market limitations: (1) the Series AA Preferred will automatically convert into shares of Common Stock at the Conversion Price upon the earlier of (a) the 24-month anniversary of the respective filing date or (b) the consent to conversion by holders of at least 51% of the outstanding shares of Series AA Preferred; and (2) on the one year anniversary of the respective filing date, the Company may, in its discretion, convert (y) 50% of the outstanding shares of Series AA Preferred if the volume-weighted average price of the Company’s Common Stock over the previous 10 days as reported on the NASDAQ Capital Market (the “VWAP”), equals at least 250% of the Conversion Price, or (z) 100% of the outstanding shares of Series AA Preferred if the VWAP equals at least 300% of the Conversion Price.

The Series AA Preferred shall vote together with the common stock on an as-converted basis, and not as a separate class, subject to the primary market limitations, except that holders of Series AA Preferred shall vote as a separate class with respect to (a) amending, altering, or repealing any provision of the Series AA Certificate of Designation in a manner that adversely affects the powers, preferences or rights of the Series AA Preferred, (b) increasing the number of authorized shares of Series AA Preferred, (c) authorizing or issuing an additional class or series of capital stock that ranks senior to or pari passu with the Series AA Preferred with respect to the distribution of assets on liquidation, (d) authorizing, creating, incurring, assuming, guaranteeing or suffering to exist any indebtedness for borrowed money of any kind outside of accounts payable in the ordinary course of business, (e) entering into any agreement with respect to the foregoing; or (f) approving the issuance of Common Stock below the Conversion Price Floor (as defined in the Certificate of Designations). In addition, no holder of Series AA Preferred shall be entitled to vote on any matter presented to the Company’s stockholders relating to approving the conversion of such holder’s Series AA Preferred into an amount in excess of the primary market limitations. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series AA Preferred (together with any Parity Securities (as defined in the Series AA Certificate of Designations)) will be entitled to first receive distributions out of the Company’s assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of Common Stock (after the payment to any senior security, if any).

Holders of the Series AA Preferred will be entitled to receive dividends, subject to the beneficial ownership and primary market limitations, payable in the form of that number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the Series AA Preferred then held by such holder on the 12 and 24 month anniversaries of the respective filing date. In addition, subject to the beneficial ownership and primary market limitations, holders of Series AA Preferred will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock. Notwithstanding the foregoing, to the extent that a holder’s right to participate in any dividend in shares of common stock to which such holder is entitled would result in such holder exceeding the beneficial ownership and primary market limitations, then such holder shall not be entitled to participate in any such dividend to such extent and the portion of such shares that would cause such holder to exceed the beneficial ownership and primary market limitations shall be held in abeyance for the benefit of such holder until such time, if ever, as such holder’s beneficial ownership thereof would not result in such holder exceeding the beneficial ownership and primary market limitations.

Subject to the effectiveness of the Corporate Actions set forth, and defined in, the Company’s Preliminary Information Statement on Schedule 14-C, filed with Securities and Exchange Commission on April 24, 2023 (the “Stockholder Approval”), pursuant to the Subscription Agreements, purchasers that (a) previously held shares of the Company’s Series A Preferred Stock, par value $0.001 per share, or (b) purchased at least $3.5 million in shares of Series AA Preferred (subject to the acceptance of such lesser amounts in the Company’s sole discretion), shall have the right to purchase shares of a newly designated series of Preferred Stock of the Company containing comparable terms as the Series AA Preferred (the “Additional Investment Right”) from the date of each respective closing through the date that is 18 months thereafter as follows: (i) such investor may purchase an additional dollar amount equal to its initial investment amount at $1,000 per share (the “Original Issue Price”), with a conversion price equal to the conversion price in effect on the date of original purchase; and (ii) such investor may purchase an additional dollar amount equal to its initial investment amount at the Original Issue Price, with a conversion price equal to 125% of the Conversion Price in effect on the date of original purchase.

Further subject to the effectiveness of the Stockholder Approval: (i) for as long as Series AA Preferred remains outstanding and subject to certain carveouts as described in the Series AA Certificate of Designation, if the Company conducts an offering at a price per share less than the then current conversion price (the “Future Offering Price”) consisting of common stock, convertible or derivative instruments, and undertaken in an arms-length third party transaction, then in such event the conversion price of the Series AA Preferred shall be adjusted to the greater of: (a) the Future Offering Price and (b) the Conversion Price Floor; and (ii) if as of the 24-month anniversary date of April 19, 2023, the VWAP (as defined in the Series AA Certificate of Designation) for the five trading days immediately prior to such 24-month anniversary date is below the then current conversion price, the holder will receive a corresponding adjustment to the then conversion price, such adjustment not to exceed the Conversion Price Floor.

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Series AA Preferred within sixty days following the final closing of the Offering and to use its best efforts to cause such registration statement to become effective within 90 days of the filing date.

The Company sold the shares of Series AA Preferred pursuant to a Placement Agency Agreement (the “Placement Agency Agreement”) with a registered broker dealer, which acted as the Company’s exclusive placement agent (the “Placement Agent”) for the Offering. Pursuant to the terms of the Placement Agency Agreement, in connection with the April 28, 2023 closing of the Offering, the Company paid the Placement Agent an aggregate cash fee of $102,500, non-accountable expense allowance of $30,750 and will issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase 312,895 shares of Common Stock at an exercise price of $0.475 per share. The Placement Agent shall also earn fees and be issued additional Placement Agent Warrants with respect to any securities issued pursuant to the Additional Investment Rights. The Company also granted the Placement Agent the right of first refusal, for a twelve (12) month period after the final closing of the Offering, to serve as the Company’s lead or co-placement agent for any private placement of the Company’s securities (equity or debt) that is proposed to be consummated with the assistance of a registered broker dealer.

The securities to be issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are purchasing the securities for investment and not for resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Subscription Agreements contain representations and warranties that the parties made to, and solely for the benefit of, the other signatories to the Subscription Agreements in the context of all of the terms and conditions thereof and in the context of the specific relationship between the parties to the Subscription Agreements. The provisions of such Subscription Agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the party signatories thereto and are not intended for investors and the public to obtain factual information about the current state of affairs of the parties to such Subscription Agreements. Rather, investors and the public refer to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing descriptions of the Series AA Certificate of Designation is qualified in its entirety to the full text of such document, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description of the Form of Subscription Agreement, Form of Registration Rights Agreement, and Form of Placement Agent Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to the Company’s Current Report on Form 8-K, filed with the SEC on April 25, 2023. The foregoing description of the Placement Agency Agreement is qualified by reference to the full text of these documents, a copy of which will be filed in the Company’s next periodic report due to be filed under the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Matthew Edelman Awards

Stock Option Cancellation and Grant

On April 30, 2023 (the “Grant Date”), the Board of Directors of the Company (the “Board”) approved the cancellation of certain stock options to purchase 135,507 shares of the Company’s Common Stock previously granted to Mr. Edelman under the Company’s 2014 Amended and Restated Employee Stock Option and Incentive Plan (the "2014 Plan"), with an average exercise price of approximately $5.56. In exchange for the cancelled options, Mr. Edelman was granted options to purchase 1,200,000 shares of Common Stock under the 2014 Plan, at an exercise price of $0.49 (the closing price of the Company’s Common Stock as listed on the Nasdaq Capital Market on April 28, 2023, the last trading day before the approval of the awards) (the “Fair Market Value”), with one-third of the options vesting on the Grant Date, with the remainder vesting monthly over the thirty-six month period thereafter, subject to continued service.  The exercise of the options under this award are contingent upon the Company receiving approval from its stockholders to increase the number of shares available under the 2014 Plan, and will be subject to cancellation in the event stockholder approval is not obtained.

Performance Stock Unit Cancellation and Grant

On the Grant Date, the Board approved the cancellation of 150,000 Performance Stock Units (“PSUs”) previously granted to Mr. Edelman under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Edelman was granted an award of 150,000 PSUs, which vest upon the Company’s Common Stock achieving certain volume average weighted price (“VWAP”) goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market.

Ann Hand Awards

Stock Option Cancellation and Grant; Warrant Cancellation

On the Grant Date, the Board approved the cancellation of certain stock options to purchase 433,111 shares of the Company’s Common Stock previously granted to Ms. Hand under the 2014 Plan, with an average exercise price of approximately $4.89, and warrants to purchase 516,667 shares of common stock, with an average exercise price of $10.22. In exchange for the cancelled options and warrants, Ms. Hand was granted options to purchase 3,000,000 shares of Common Stock under the 2014 Plan, at an exercise price equal to the Fair Market Value, with one-third of the options vesting on the Grant Date, and the remainder vesting monthly over the thirty-six month period thereafter, subject to continued service.  The exercise of the options under this award are contingent upon the Company receiving approval from its stockholders to increase the number of shares available under the 2014 Plan, and will be subject to cancellation in the event stockholder approval is not obtained.

Performance Stock Unit Cancellation and Grant

On the Grant Date, the Board approved the cancellation of 900,000 PSUs previously granted to Ms. Hand under the 2014 Plan.  In exchange for the cancelled PSUs, Ms. Hand was granted an award of 900,000 PSUs, which vest upon the Company’s Common Stock achieving certain VWAP goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market.

David Steigelfest Awards

Stock Option Cancellation and Grant

On the Grant Date, the Board approved the cancellation of certain stock options to purchase 211,261 shares of the Company’s Common Stock previously granted to Mr. Steigelfest under the 2014 Plan, with an average exercise price of approximately $5.97. In exchange for the cancelled options, Mr. Steigelfest was granted options to purchase 400,000 shares of Common Stock under the 2014 Plan, at an exercise price equal to the Fair Market Value, with one-third of the options vesting on the Grant Date, and the remainder vesting monthly over the thirty-six month period thereafter, subject to continued service.  The exercise of the options under this award are contingent upon the Company receiving approval from its stockholders to increase the number of shares available under the 2014 Plan, and will be subject to cancellation in the event stockholder approval is not obtained.

Performance Stock Unit Cancellation and Grant

On the Grant Date, the Board approved the cancellation of 150,000 PSUs previously granted to Mr. Steigelfest under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Steigelfest was granted an award of 150,000 PSUs, which vest upon the Company’s Common Stock achieving certain VWAP goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market.

Clayton Haynes Awards

Stock Option Cancellation and Grant

On the Grant Date, the Board approved the cancellation of certain stock options to purchase 149,510 shares of the Company’s Common Stock previously granted to Mr. Haynes under the 2014 Plan, with an average exercise price of approximately $3.65. In exchange for the cancelled options, Mr. Haynes was granted options to purchase 700,000 shares of Common Stock under the 2014 Plan, at an exercise price equal to the Fair Market Value, with one-third of the options vesting on the Grant Date, and the remainder vesting monthly over the thirty-six month period thereafter, subject to continued service.  The exercise of the options under this award are contingent upon the Company receiving approval from its stockholders to increase the number of shares available under the 2014 Plan, and will be subject to cancellation in the event stockholder approval is not obtained.

Performance Stock Unit Cancellation and Grant

On the Grant Date, the Board approved the cancellation of 150,000 PSUs previously granted to Mr. Haynes under the 2014 Plan.  In exchange for the cancelled PSUs, Mr. Haynes was granted an award of 150,000 PSUs, which vest upon the Company’s Common Stock achieving certain VWAP goals as follows: (i) 20% upon achieving a 60-day VWAP of $0.80 per share, (ii) 20% upon achieving a 60-day VWAP of $1.00 per share; (iii) 20% upon achieving a 60-day VWAP of $1.20 per share; (iv) 20% upon achieving a 60-day VWAP of $1.40 per share; and (v) 20% upon achieving a 60-day VWAP of $1.60 per share, in each case, as quoted on the Nasdaq Capital Market.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 10,000,000 shares of preferred stock and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On April 28, 2023, the Company filed the Series AA Certificate of Designation, designating 1,025 shares of Series AA Preferred in connection with the Offering.

Item 8.01	Other Events

On May 1, 2023, the Board approved the cancellation of options to purchase an aggregate of 584,438 shares of the Company’s Common Stock previously granted to its employees under the 2014 Plan, in exchange for newly issued options to purchase an aggregate of 1,356,000 shares of the Company’s Common Stock under the 2014 Plan, at an exercise price equal to the closing trading price on May 1, 2023, or $0.4905, with a range of zero to one-third of the options vesting on the Grant Date dependent upon the tenure of the employee, and the remainder vesting monthly over the forty-eight month period thereafter, subject to continued service.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series AA-3 Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Gaming, Inc.

Date: May 4, 2023	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer